               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report (Date of earliest event reported): August 30, 1996


                           ANDAL CORP.

      (Exact name of registrant as specified in its charter)


         New York              001-06856           13-2571394

(State or other jurisdiction  (Commission        (IRS Employer
    of incorporation)         File Number)   Identification No.)


200 Roundhill  Drive, Rockaway, New Jersey     07866

(Address of principal executive offices)     (Zip Code)



Registrant's telephone number, including area code: (201)625-3400



            909 Third Avenue, New York NY  10022

   (Former name or former address, if changed since last report.)


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Item 5.  Other Events.

     The Company's Chairman of the Board, Andrew J. Frankel, and its President, Alan N. Cohen, have retired, but will continue to serve as members of the Board of Directors. Peter D. Flood, the President of Multi-Arc Inc., a majority-owned subsidiary, has been elected Chairman of the Board and President of Andal Corp. Mr. Flood, who is presently a director of Andal Corp., will continue to serve as a director. In connection with these new responsibilities, Andal has entered into an Employment Agreement with Mr. Flood which is attached as an exhibit. In addition, Walter N. Kreil, Jr., Vice President and Chief Financial Officer of Multi-Arc Inc., has been elected Senior Vice-President and Chief Financial Officer of Andal Corp. and has been elected as a fifth member of Andal's Board of Directors.

     Andal Corp. has agreed to issue 15,000 shares of its Common Stock each to Mr. Frankel, Mr. Cohen and one other person in final satisfaction of each of their share of the Fleet Assigned Loan, as described in the Registrant's most recent Report on Form 10-K. At present, the unpaid Fleet Assigned Loan is $96,000 and this amount is owed by Andal Corp. solely to Mr. Flood.

     Andal Corp. has moved its executive headquarters from New York City to Multi-Arc's facilities in Rockaway, New Jersey. To facilitate this relocation, Messrs. Frankel and Cohen have assumed the lease of Andal's New York City offices and further agreed to reimburse Andal Corp. for certain other costs of operation at the Company's New York office, including the salary of Andal employees, arising in the future. In consideration of this lease assumption and this reimbursement obligation, Andal Corp. has issued 32,500 shares of its Common Stock each to Mr. Frankel and Mr. Cohen.

     Multi-Arc Inc. also completed a refinancing of indebtedness to its principal bank lender. As a result of this refinancing, Multi-Arc Inc. now has a $7,000,000 Term Loan and has established a $1,500,000 Equipment Term Line and a $5,000,000 Revolving Facility Credit with its principal lender. These credit facilities are subject to substantially the same covenants as Multi-Arc's previous credit facilities.



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Item 7.  Financial Statements and Exhibits.

     (a)  Financial statements of business acquired.

          None.


     (b)  Pro forma financial information.

          None.



     (c)  Exhibits.

          Exhibit 10(a)  Retirement Agreement

          Exhibit 10(b)  Employment Agreement with Peter D. Flood

          Exhibit 99     Press Release dated August 30, 1996




                           SIGNATURES

     Pursuant to the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.


                                       ANDAL CORP.


                                       WALTER N. KREIL, JR.
   Date:  September 16, 1996       By:___________________________
                                       Walter N. Kreil, Jr.
                                       Senior Vice President














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